Contact:	Mark Hord ViewPoint Financial Group 972-578-5000, Ext. 7440	FOR IMMEDIATE RELEASE May 25, 2007

ViewPoint Financial Group
Announces Stock Repurchase Program

PLANO, Texas, May 25, 2007 -- ViewPoint Financial Group (NasdaqGS:VPFG) (the "Company"), the holding company for ViewPoint Bank, announced its intention today to repurchase up to 464,198 shares of its outstanding common stock in the open market in order to fund the restricted stock portion of its Equity Incentive Plan, which was approved by the shareholders at the Company's May 22 annual meeting. These shares will be purchased at prevailing market prices from time to time over a twelve-month period depending upon the market conditions.

Garold R. Base, President and Chief Executive Officer of the Company, indicated that the Board of Directors approved the repurchase program in view of the strong capital position of the Company's subsidiary, ViewPoint Bank. Mr. Base stated: "We believe that funding the restricted stock portion of our Equity Incentive Plan through the repurchase of our shares will benefit the Company and our shareholders."

As of March 31, 2007, the Company had consolidated total assets of $1.61 billion and shareholders' equity of $216.5 million.

About ViewPoint Financial Group

ViewPoint Financial Group is the holding company for Plano-based ViewPoint Bank. ViewPoint Bank is the largest bank based in Collin County and operates 33 branches, 15 of which are in-store locations and 3 of which are loan production offices.

This report may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the "PSLRA"). Such forward-looking statements, in addition to historical information, which involve risk and uncertainties, are based on the beliefs, assumptions and expectations of management of the Company. Words such as "expects," "believes," "should," "plans," "anticipates," "will," "potential," "could," "intend," "may," "outlook," "predict," "project," "would," "estimates," "assumes," "likely," and variations of such similar expressions are intended to identify such forward-looking statements. Examples of forward-looking statements include, but are not limited to, possible or assumed estimates with respect to the financial condition, expected or anticipated revenue, and results of operations and business of the Company, including earnings growth; revenue growth in retail banking, lending and other areas;

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origination volume in the Company's consumer, commercial and other lending businesses; current and future capital management programs; non-interest income levels, including fees from banking services as well as product sales; tangible capital generation; market share; expense levels; and other business operations and strategies. For this presentation, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA.

Factors that could cause future results to vary from current management expectations include, but are not limited to, changing economic conditions; legislative and regulatory changes; monetary and fiscal policies of the federal government; changes in tax policies; rates and regulations of federal, state and local tax authorities; changes in interest rates; deposit flows; the cost of funds; demand for loan products; demand for financial services; competition; changes in the quality and composition of the Company's loan and investment portfolios; changes in management's business strategies; changes in accounting principles, policies or guidelines; changes in real estate values and other factors discussed elsewhere in this report and factors set forth under Risk Factors in our Annual Report on Form 10-K.

The forward-looking statements are made as of the date of this report, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

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